EZCORP ANNOUNCES “BACK TO BASICS” STRATEGY
AUSTIN, Texas (October 6, 2014) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of instant cash solutions for consumers, today announced that it is refining its strategy to focus on an integrated, customer-centric financial services model. While this does not represent a fundamental change to the company’s core mission, which is to provide instant cash solutions to its customers, it is a “back to basics” approach focused on its core business of pawn and unsecured lending, which has been very successful for the company and its shareholders in the past.
The company’s strategy is founded on four key pillars: High Performance Culture; Customer-Centricity; Operational Excellence; and Disciplined Growth. It revolves around integrating the company’s core lending capabilities into a model that provides products and services focused squarely on customers and their immediate need for cash, and designing a highly efficient and effective organization capable of serving that need.
As a fundamental part of its “back to basics” strategy, the company will discontinue its stand-alone online lending businesses in the U.S. and U.K. that do not link into the integrated financial services model. In addition, the company has implemented measures aimed at streamlining the organization to put greater focus on the customer. These actions will result in aggregate pre-tax charges of approximately $110 million ($105 million after-tax) in the fourth quarter of fiscal 2014 (ended September 30, 2014), approximately $95 million of which represent non-cash charges, including the write-off of approximately $84 million in goodwill associated with the company’s investment in the online lending businesses. These actions, discussed more fully below, are a result of a comprehensive review and evaluation of each of the company’s businesses recently completed by the new management team and Board of Directors.
Execution of Strategy
Critical to the execution of the company’s strategy is attracting and retaining top talent to the organization. The company has had fundamental changes in its senior leadership team since July 2014, including the addition of Stuart I. Grimshaw as Executive Chairman. Mr. Grimshaw most recently served as Managing Director and Chief Executive Officer of Bank of Queensland Limited (ASX: BOQ) since November 2011. At BOQ, Mr. Grimshaw initiated fundamental changes to BOQ’s culture, operating model and strategic direction and established a strong track record of execution, and under his leadership, BOQ’s market capitalization increased from US$1.8 billion to US$4.1 billion. Mr. Grimshaw will officially assume the role of Executive Chairman on November 1, 2014.
Additionally, former EZCORP Chief Executive Joseph L. Rotunda rejoined the Board of Directors in July. Under his leadership, EZCORP’s market capitalization grew from approximately $17 million in 2000 to over $1 billion at the time of his retirement in 2010. Since rejoining the Board of Directors, Mr. Rotunda has assisted management in realigning the company’s focus on the core operating principles of pawn and unsecured lending that drove success under his leadership.
Mark E. Kuchenrither was promoted to President and Chief Executive Officer, and with his deep knowledge of the company’s business has attracted outstanding operational and strategic talent to his team. Eric Fosse rejoined the company in September to lead its global pawn businesses. Mr. Fosse, a proven senior executive and an expert in the integrated pawn lending and unsecured financial services business in the United States and Mexico, ran various EZCORP core business units from 2004 to 2012. In addition, Jodie Maccarrone was promoted to President of Global Financial Services. Ms. Maccarrone has had outstanding success in leading Grupo Finmart, the company’s 76% owned subsidiary that provides payroll withholding loans in Mexico. Under her leadership, that business has more than doubled its operating unit contribution over the past two years. The company expects to soon announce further additions to the senior management team, including a Chief Financial Officer and a Chief Risk Officer, a newly created role in the organization.
Mr. Kuchenrither stated: “In recent times in our U.S. and Mexico pawn businesses, we have focused too heavily on retail activities, rather than the core pawn lending function and the needs of our customers. In our U.S. financial services business, we have been overly focused on regulatory challenges and have not balanced this with what our customers are seeking, which we believe to be product innovation and the immediacy of delivery. Part of getting ‘back to the basics’ involves an absolute focus on the core operating metrics of the business, including disciplined store and loan portfolio growth, balancing yield and inventory turn, product innovation and customer satisfaction, as well as the fundamental importance of the store manager in all that we do. With a focus on operational excellence in both the United States and Mexico over the next 12 months, and with a talented executive team, we will be very well positioned to pursue exciting and substantial domestic and international growth opportunities in the medium to long term.”
Discontinued Businesses and Organizational Redesign
The key tenet of the company’s strategy is a realignment of the core businesses around the customer. The implementation of this strategy calls for the company to exit businesses that do not fit this model, as well as an organizational redesign.
The company will exit its current online lending business in the U.K. and discontinue its online lending operations in the U.S. while assessing opportunities to more effectively integrate online lending products and services with its core storefront financial services business. Mr. Kuchenrither commented, “Our comprehensive review and evaluation showed that the two online lending businesses, in their present form, are not efficiently serving our customers’ needs. To continue on this path would require a further significant investment of resources, and the standalone nature of these businesses is at odds with the integrated, customer-centric direction the company is now headed. We have more attractive opportunities in the businesses we know well, which are our core pawn and financial services businesses in our home geographies. Those opportunities more effectively support our long-term growth strategy.”
Additional details regarding the company’s plan to discontinue its online lending businesses can be found in the company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.
The company has also implemented measures aimed at creating an organizational design that aligns the skills of the team with the needs of customers. “Our review indicated a need to realign our organization with our core business objective, which is to provide efficient, effective and economical instant cash solutions for our customers,” said Mr. Kuchenrither. “We have reduced the non-customer-facing overhead structure in all of our businesses in order to streamline operations and create synergies and efficiencies. Together with a strong hiring, training and retention program, this new organizational design will form the foundation of a high performance culture to in turn drive outstanding customer results and sustainable growth.”
These organizational actions are expected to generate sustainable improvement to net income of approximately $9 million annually. The company will re-invest additional savings generated by these actions in its existing stores. Mr. Kuchenrither stated, “Our stores are the place where our customers meet EZCORP. We are committed to investing in our store teams and our stores to ensure that we deliver a customer proposition that exceeds expectations and results in increased customer satisfaction, productivity and revenue growth.”

Fourth Quarter Outlook
Because of the significant restructuring activities described above, as well as less-than-projected operating results from each of its business units, the company’s earnings for the fourth quarter of fiscal 2014 (ended September 30) will be less than its previous guidance range. The company expects to provide more clarity on its fourth quarter results later this month.
Additional CEO Commentary
Mr. Kuchenrither stated, “We have spent most of this quarter critically reviewing our entire business. Our new strategy is focused on four pillars — building a high-performance organization, delivering a superior customer value proposition, operational excellence and disciplined growth in our core businesses — and should result in significantly improved operating and financial performance in the coming quarters.”
He added, “This is an exciting time for EZCORP. We believe the long-term growth profile of the company will be significantly enhanced by these decisions, and we are confident that our strategy will refocus our resources, people and capital on the activities and businesses that our customers value and that generate the highest returns for our shareholders. I look forward to providing additional details regarding these strategic initiatives on our fourth quarter conference call in early November.”
About EZCORP
EZCORP is a leader in delivering easy cash solutions to our customers across channels, products, services and markets. With approximately 7,300 team members and approximately 1,400 locations and branches, we give our customers multiple ways to access instant cash, including pawn loans and consumer loans in the United States, Mexico and Canada, and fee-based credit services to customers seeking loans. At our pawn and buy/sell stores and online, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the names “Crediamigo” and “Adex”), a leading provider of consumer loans in Mexico, and in Renueva Commercial, S.A.P.I. de C.V., an operator of buy/sell stores in Mexico under the name “TUYO.” The company also has a significant investment in Cash Converters International Limited (CCV.ASX), which franchises and operates a worldwide network of over 700 stores that provide personal financial services and sell pre-owned merchandise.
Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Mark Trinske
Vice President, Investor Relations and Communications
EZCORP, Inc.
(512) 314-2220
Investor_Relations@ezcorp.com
http://investors.ezcorp.com/

4